EDGAR ONLINE, INC.

Acquisition of
Financial Insight Systems (FIS)

October 19, 2000

Tom Vos

Thank you and good morning. Before we begin, I would like to point out that certain portions of this call may include forward-looking statements about EDGAR Online’s expectations, plans, intentions and objectives. These forward-looking statements are subject to a number of risks and uncertainties and may cause EDGAR Online’s actual future results to vary significantly from the forward-looking statements. In the interest of time today, questions will be limited to analysts and institutional investors only. As we go through today’s call we will be making reference to visuals that are available right now over the Internet at vcall.com.

Now to our news. I am joined today by Al Girod, founder and CEO of Financial Insight Systems and Greg Adams, CFO of EDGAR Online. This morning we announced that we have signed an agreement to acquire Financial Insight Systems, a privately-held company that sells EDGAR-derived data and associated information systems to large financial institutions. The transaction is expected to close by the end of the month.

EDGAR ONLINE, INC.

"Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the U.S. Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the online business and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, risks in connection with our recent acquisition and other acquisitions which we may consummate in the future, the time and expense involved in such development activities, the level of demand and market acceptance of our services and changes in our business strategies.

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Since our IPO, we have been committed to the expansion and growth of our corporate sales segment. We have always felt that the market for EDGAR information was much broader and deeper than traditional data providers were addressing. We believe FIS’s blue chip customer base coupled with their strong technology focus and high-end financial data will help us expand more quickly into these markets.

As our third visual points out, the addition of FIS is expected to increase our corporate sales revenues to seventy percent of total revenue — a revenue mix objective we set as a target for ourselves a year and a half ago. Once consummated, the acquisition is expected to be immediately accretive to earnings per share, to double our current revenues, and to contribute to making us cash flow positive during the fourth quarter of this year.

Transaction Summary

- **Transaction Doubles EOL’s Revenue**
- **Makes EOL Operations Cash Flow Positive during Q4’00**
- **Immediately Accretive to EPS**
- **Makes EOL less dependent on Internet Revenue - 70% of revenue now from Corporate Sales**
- **Adds customized ASP Capability to Increase Future Corporate Sales**
- **Provides New Products to Market on EOL Websites**
- **Enhances in-house technological capabilities**
  - **Infrastructure**
  - **Product Development**

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We have always believed in a business model that enabled us to generate revenues from both the public Internet and from sales of customized data solutions directly to corporations, as indicated in slide 4. Through our own web sites and syndication of our branded data, we believe we have already become the leading provider EDGAR-derived information on the Internet. While the acquisition of FIS will significantly increase the corporate sales segment of our business, we remain equally committed to our Internet revenue streams. Individual subscribers and advertising will still account for a significant portion of our revenues going forward. Users of our Internet services will benefit by having access to a broader range of products developed for our larger base of corporate customers.

EOL is the Leading Provider of Business Information based on SEC Filings

EDGAR ONLINE

Data Mining Technology

EDGAR Online Public Websites

- *EDGAR Online*
- Free EDGAR
- IPOexpress

Syndication

- Yahoo!
- AOL
- AltaVista
- Lycos

Internet Revenue

Customized Data Solutions

- Corporations / Institutions
- News Organizations
- Traditional Data Vendors

Corporate Contracts

- Morgan Stanley
- Lucent Technolgies
- Reuters
- ILX

Direct Sales Revenue

4

We could not have found a better partner than FINANCIAL INSIGHT SYSTEMS. Founded by Al Girod in 1995, FIS is a privately held company based in Rockville, MD. Our companies are approximately equal in revenue, and in number of employees. More importantly, our companies have complimentary strengths — theirs in the technology of building databases and associated information systems, ours in sales and distribution of information products to a broad array of customers both on and off the Web. We couldn’t be happier to have Al and his full management team join us.

Now, let me turn this over to Greg who will talk briefly about the terms of the transaction and then give you a snapshot of what our combined company will look like.

Why FIS?

- **Private Company founded by Al Girod** (CDA and Thomson)
  - ✓ Est. $8.5 million in 2000 revenue
  - ✓ Est. $1.7 million in EBITDA
  - ✓ 70 employees – Offices in Rockville and Baltimore
- **Extracts data from EDGAR and sells to financial institutions**
- **Blue Chips Clients**
  - ✓ NASDAQ-AMEX
  - ✓ Pink Sheets
  - ✓ CCH
  - ✓ First Call/Thomson Financial
  - ✓ Verizon

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Greg Adams

Thanks Tom, and good morning. Let me give you an overview of this acquisition. At closing, EDGAR Online will acquire all the outstanding shares of FIS for $11.8 million in cash, 2.45 million shares of newly issued EDGAR Online stock and a $6 million two-year 7.5 percent note, for a total transaction value of approximately $28 million.

We expect the combined company to have an immediate revenue run-rate in excess of $20 million per year upon the completion of the transaction, which is expected to take place by the end of this month.

As a result we will incur approximately $1.4 million in amortization expenses per year. For book purposes goodwill is being amortized over a 20-year period.

Under the terms of the transaction, Al Girod has been extended a two-year employment agreement and will act as our Chief Technology Officer. In addition, Al will become a member of the Board of Directors.

Transaction Overview

- **Proposed purchase price of approx. $28.0 million**
  - 2.45 MM shares
  - $11.8 MM Cash
  - $6 MM two-year note @ 7.5%
  - Stock purchase
- **Goodwill amortized over 20 years for book purposes (approx. $1.4 MM amortization expense per year)**
- **Employment agreements for key employees**
  - Two years for Al Girod - CTO

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Before I discuss combined company’s financials, I would like to provide you with some historical information on FIS, which appears on slide 7.

During calendar 1999 FIS reported revenues of $6.5 million. For the nine-month period of 2000, FIS reported revenues of $6.1 million. Currently, 30% of FIS’s revenue comes from the sale of customized data products and 70% of their revenues are derived from development and sale of the associated information systems. There is no overlap in our customer base.

FIS Historical Revenues

($000)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$2,300
$3,800
$6,500
$6,100
1997
1998
1999
9 Mos.
2000

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Now let me review the historical EBITDA information for FIS, which appears on slide 8. Despite being a private company, which typically likes to shelter some of its taxable income, FIS was very profitable. For the first nine months of 2000 FIS reported EBITDA of approximately $1.3 million. By combining our two organizations we expect to become cash flow positive during the fourth quarter and will continue to move our company toward profitability.

FIS Historical EBITDA

($000)
$2,000
$1,500
$1,000
$500
$0
$50
$500
$1,500
$1,300
1997
1998
1999
9 M
Mos. 2000

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As you can see from slide 9, our acquisition of FIS significantly increases EDGAR Online’s revenues. On a pro-forma basis, our combined net revenue in 1999 would have been $11.2 million. This is more than double what EDGAR Online reported as a stand-alone company. As noted earlier, we expect to have an immediate revenue run-rate in excess of $20 million per year.

Transaction Doubles EOL Revenue

$15,000
$12,500
$10,000
$7,500
$5,000
$2,500
$0
EOL
FIS
$2,800
$3,400
$3,800
$4,600
$5,600
$11,200
$8,500
Q3'99
Q4'99
Q1'00
Q2'00
1998
1999
6 Mos. 2000
1999
2000

($000)

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In addition to the positive impact on revenues, the acquisition increases our sales recognized directly from corporate customers. This information appears on slide 10. Whereas, prior to the acquisition only a third of our revenue was from corporate sales, it will now generate approximately 70% of our total revenues. I’d like to go over the projected revenue mix next. This information appears on slide 11.

Transaction Increases Corporate Sales

100%
80%
60%
40%
20%
0%
60%
63%
67%
67%
64%
58%
67%
1999
2000
Q3'99
Q4'99
Q1'00
Q2'00
1998
1999
6 Mos.
2000

10

As reflected, our revenue was primarily being generated from three sources — Subscriptions, Advertising and Corporate sales. The mix was fairly even with the trend moving towards increasing corporate sales. Primarily a function of selling and developing new customized data products. During our IPO in 1999 we communicated to potential investors that we expected to derive 2/3’s of our revenue from corporate sales in a two to three year time frame. As a result of this transaction we have exceeded our stated revenue mix objective one year ahead of schedule.

Projected Revenue Mix

	Q4 99	Q2 00	IPO Target	**Est with FIS Q4 00**
Corporate Sales	30%	37%	60 – 65%	**70%**
Advertising	29%	23%	15 – 20%	**13%**
Individual Subscriptions	23%	22%	15 – 20%	**12%**
Other	18%	18%	3 – 5%	**5%**

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Lastly, let me discuss the pro forma balance sheet impact of the acquisition, which appears on slide 12. Note that these are June 30 numbers, which was our last reported quarter. On a pro forma basis we have $7 million in cash with total assets of $63 million. We expect to have approximately $5 million in Cash upon the close of the transaction. Since we anticipate becoming cash flow positive during the quarter we believe we have sufficient capital to continue to grow the business.

Pro Forma Balance Sheet Impact

(as of June 30, 2000)

	FIS	EOL	ProForma
Balance Sheet (MM's):			
Cash	$0.0	$20.0	$ 7.0
Goodwill	$0.0	$ 9.0	$35.0 (1)
Net Assets	$1.3	$30.7	$54.0
Total Assets	$1.6	$34.0	$63.0

(1) Includes $9 million of FreeEDGAR Goodwill

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We’ve gone over a lot of detailed information here, so I want to recap some of the many benefits of the transaction, to conclude my remarks. In addition to doubling our revenues, this deal is accretive to both cash flow and EPS of EDGAR Online. Not only does it increase corporate sales to 70% of revenues, but also it adds customized application service capabilities to stimulate those sales. The average contract value with our corporate customers will increase by $75,000, from $50,000 to $125,000 per year. From a cost-savings perspective, it brings technology in-house that we currently have to outsource. On top of that, new products will be developed and added to our websites. We believe this a great acquisition and both companies are pleased to be working together.

At this point, I’d like to pass it over to Al Girod, founder and CEO of FIS, who’d like to make a few comments.

Other Tangible Benefits

- Accretive to Both Cash Flow and EPS
- Brings Outsourced Technology Capabilities In-house
- Adds customized ASP Capability to Stimulate Corporate Sales
- Provides New Products to Market on EOL Websites
- Raises average $/contract value to $125,000 per year from $50,000 per year

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Al Girod

Thank you Greg, and thanks Tom. Good morning to everyone. First off, I want to say how enormously excited we are about the prospects for this combination.

Having been a private company, you may not know much about FIS. Hopefully you’ve learned more about us today. We think that the strategic fit with EDGAR Online is extraordinary. FIS’s technology, combined with EDGAR Online’s sales and marketing machine, creates a powerhouse in the industry. All of us at FIS look forward to joining forces with EDGAR Online and capitalizing on the new synergistic growth opportunities brought about by this deal.

EDGAR ONLINE, INC.

EDGAR is a federally registered trademark of the U.S. Securities and Exchange Commission (SEC). EDGAR Online is a product of EDGAR Online, Inc., and is neither approved by, nor affiliated with the SEC.

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